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                                                                 EXHIBIT 11.1


                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF EARNINGS PER COMMON SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                           Thirty-Nine                   Thirteen
                                                           Weeks Ended                  Weeks Ended
                                                  ---------------------------   ---------------------------
                                                     Sept. 26,      Sept. 27,      Sept. 26,      Sept. 27,
                                                      1998           1997           1998           1997
                                                  ---------------------------   ---------------------------


Earnings available for earnings per share:

Income from continuing operations                 $     23,155   $     17,412   $      9,239   $      8,303
Discontinued operations, net of income taxes           (22,589)          (402)                         (738)
                                                  ------------   ------------   ------------   ------------
Net income                                        $        566   $     17,010   $      9,239   $      7,565
                                                  ============   ============   ============   ============






Average number of common shares outstanding             11,223         12,636         10,743         12,565
                                                  ============   ============   ============   ============






Earnings (loss) per common share:
Income from continuing operations                 $       2.06   $       1.38   $       0.86   $       0.66
Loss from discontinued operations                        (2.01)         (0.03)                        (0.06)
                                                  ------------   ------------   ------------   ------------
Earnings per common share                         $       0.05   $       1.35   $       0.86   $       0.60
                                                  ============   ============   ============   ============

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